SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

NIGHTFOOD HOLDINGS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road - Suite 500

Tarrytown, New York 10591

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (866) 291-7778

Not Applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2025, Nightfood Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Mast Hill Fund, L.P. (the “Investor”), pursuant to which the Company issued a 15% senior secured promissory note in the aggregate principal amount of $206,000.00 (the “Note”), at an original issue discount of fifteen percent (15%), with certain amounts withheld for transaction-related expenses.

In connection with the SPA, the Company also entered into amendments to that certain Security Agreement, dated June 1, 2023, by and between the Company, Nightfood, Inc., MJ Munchies, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc., and the Investor, as amended (the “Security Agreement”), that certain Pledge Agreement, dated June 1, 2023, by and between the Company, Mr. Lei Sonny Wang, and the Investor, as amended (the “Pledge Agreement”), and that certain Subsidiary Guarantee, dated June 1, 2023, by and between Nightfood, Inc., MJ Munchies, Inc., the Company and the Investor, as amended (the “Guarantee”) to, respectively, incorporate the Note under the Security Agreement, Pledge Agreement and Guarantee.

The Note matures twelve (12) months from the issue date and bears interest at a rate of 15% per annum, with additional default interest provisions. The Note is convertible at any time on or after the occurrence of an Event of Default (as defined in the Note) into shares of the Company’s common stock, par value $0.001 per share, at a conversion price of $0.033 per share, subject to adjustments for stock splits, dividends, and similar corporate actions.

The SPA, Note, and the amendments to the Security Agreement, Pledge Agreement, and Guarantee are being filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement, which are filed herewith as Exhibits 10.1 through 10.5.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated February 19, 2025, by and between Nightfood Holdings, Inc. and Mast Hill Fund, L.P.
10.2	Senior Secured Promissory Note, dated February 19, 2025, issued by Nightfood Holdings, Inc. in favor of Mast Hill Fund, L.P.
10.3	Eighth Amendment to Security Agreement, dated February 19, 2025, by and among Nightfood Holdings, Inc., Nightfood, Inc., MJ Munchies, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc., and Mast Hill Fund, L.P.
10.4	Eighth Amendment to Pledge Agreement, dated February 19, 2025, by and among Nightfood Holdings, Inc., Lei Sonny Wang, and Mast Hill Fund, L.P.
10.5	Eighth Amendment to Guarantee Agreement, dated February 19, 2025, by and among Nightfood Holdings, Inc., Nightfood, Inc., MJ Munchies, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc., and Mast Hill Fund, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: February 25, 2025

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Lei Sonny Wang
Name:	Lei Sonny Wang
Title:	Chief Executive Officer

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